SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COASTAL PHYSICIAN GROUP, INC.
                                   (Registrant)



Date:  March 27, 1998              By:
                                       Steven M. Scott, M.D.
                                        President and Chief
Executive Officer


Date:  March 26, 1998              By:
                                       Charles F. Kuoni, III
                                        Executive Vice President
                                        and Chief Financial
                                        Officer